Exhibit 10.10 (a)
                         LOAN AGREEMENT

     THIS LOAN AGREEMENT, made and entered into this 20th day of November, 1998, by and between the West Virginia Economic Development Authority ("WVEDA"), 1018 Kanawha Boulevard, East, Suite 501, Charleston, West Virginia 25301, and American Woodmark Corporation, 3102 Shawnee Drive, P. 0. Box 1980, Winchester, Virginia 22601.

                           WITNESSETH:

           WHEREAS, American Woodmark Corporation, a West Virginia corporation (the "Company"), has purchased, acquired and installed certain equipment, machinery and fixtures in its facility, located at Moorefield, West Virginia, described in Exhibit A (the "Equipment Project");

           WHEREAS, the total estimated cost of the Equipment
           Project is $1,050,000-00;

           WHEREAS, WVEDA has agreed to make a loan to the Company in the amount of $500,000 for a term of ten (10) years with interest at the Wall Street Journal Prime Rate as of November 23, 1998 less four percent (4%) (subject to a floor of five percent (5%)) to be used to permanently finance a portion of the cost of the Equipment Project (the "WVEDA Loan");

           WHEREAS, the balance of the cost of the Equipment
 Project is to be paid by the Company;

           WHEREAS, the collateral for said WVEDA Loan shall be a first lien on the Equipment Project and replacements thereto of the Company, which is to be located at the Company's facility at Route 220 South, Industrial Park, Moorefield, West Virginia (the "Moorefield Facility"); and

           WHEREAS, the Company has represented to WVEDA that the WVEDA Loan shall ultimately be applied toward the permanent financing of said equipment, machinery and fixtures which comprise the Equipment Project as outlined in the loan application submitted to WVEDA.

           NOW, THEREFORE, In consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to and with each other as follows:

           A.   The Loan and Collateral:

           1. The WVEDA Loan shall be made and disbursed, as set out in the loan application from the Company to WVEDA.

           2. WVEDA agrees to loan to the Company the sum of $500,000 for a term of ten (10) years at an annual fixed rate of interest which is the Wall Street Journal Prime Rate less four percent (4%), provided, however, that the interest rate will be a minimum of five percent (5%), which WVEDA Loan shall represent not more than seventy-five percent (75%) of the total cost of the Equipment Project.

          3. The note evidencing the WVEDA Loan and the collateral and security which shall secure the repayment of the WVEDA Loan shall be as follows:

           (a) The Company agrees to execute and deliver to WVEDA a negotiable Promissory Note (the "Promissory Note") payable to the order of WVEDA in the principal sum of $500,000 for a term of years and bearing interest at the rate set out above payable in 120 consecutive monthly payments of principal and interest commencing one month from the date of the Promissory Note, said Promissory Note to be substantially in the form set forth in Exhibit B attached hereto.

          (b) The Company shall grant to WVEDA a first lien security interest, pursuant to the Uniform Commercial Code, on the Equipment Project described in Exhibit A and all replacements thereto and proceeds therefrom, to secure WVEDA in the payment of the WVEDA Loan mentioned in paragraph A.2. above. The Company further agrees to execute and deliver to WVEDA a Security Agreement (the "Security Agreement") in a form acceptable to WVEDA and UCC-1 financing statements for filing in all jurisdictions necessary to provide WVEDA with a perfected first lien on the Equipment Project.

           B.   The Disbursement of the WVEDA Loan Proceeds:

           1. The total loan proceeds of the WVEDA Loan to the Company hereunder shall be used only for the purposes set forth in the loan application submitted by the Company to WVEDA.

           2. Disbursement of the proceeds of said WVEDA Loan shall be made at closing.

           C.   Representations, Covenants and Warranties of the
                Company:

           1. The Company is a duly organized and existing corporation under the laws of the State of Virginia, and is qualified to do business in, and is in good standing under the laws of, the State of West Virginia.

           2. The execution, delivery and performance of this Loan Agreement and other documents and writings referred to herein or otherwise relating hereto are all within the Company's corporate powers, have been duly authorized and are not in contravention of law, or the terms of the charters, bylaws, or other corporate papers, or of any indenture, agreement or undertaking to which the Company is a party or by which the, Company is bound. This Loan Agreement, the Promissory Note, the Security Agreement and the other loan documents to which the Company is a party, when executed by the Company are and will be legal, valid and binding obligations of the Company (subject to bankruptcy and equitable principles) and the Security Agreement shall create a first priority security interest in the Equipment Project.

           3. Prior to the disbursement of any proceeds of the WVEDA Loan by WVEDA to the Company, the Company shall provide WVEDA with certified copies of the Company's corporate resolutions authorizing the Company's officers to execute this Loan Agreement, the Promissory Note, the Security Agreement and other documents described above, as well as other documents necessary to consummate the WVEDA Loan being made hereunder. All such documents shall be in the usual and customary form, and shall be satisfactory to counsel for WVEDA.

  4. Prior to the disbursement of any proceeds of the WVEDA Loan by WVEDA to the Company, the Company shall provide WVEDA with a list of specific equipment installed or placed at the Moorefield Facility being the Equipment Project, shall provide documentary evidence of the cost of said equipment, and shall certify to WVEDA that such equipment (which comprises the Equipment Project and is to be pledged as collateral for the WVEDA Loan) has a value equal to or greater than $1,000,000 and has an average useful life of no less than ten (10) years.

 5. Prior to the disbursement of any proceeds of the WVEDA Loan by WVEDA to the Company, the Company will furnish to WVEDA an opinion of its counsel, with current date, covering such matters incident to the transaction herein contemplated as may be requested in form and substance satisfactory to counsel for WVEDA.

      6. Prior to the disbursement of any proceeds of the WVEDA Loan, WVEDA shall have filed financing statements in all jurisdictions necessary to provide WVEDA a first priority, security interest in the Equipment Project evidenced by a certified UCC lien search of the West Virginia Secretary of State and such other evidence acceptable to WVEDA as to the perfection of said interest by filing and recordation.

            7. All information at any time or times furnished to WVEDA by the Company concerning the Company's financial condition or otherwise, for the purpose of obtaining the WVEDA Loan being made hereunder by WVEDA to the Company and any other credit or extension or renewal of such WVEDA Loan or other credit, and so long as any part of such WVEDA Loan or extensions or renewals thereof remain outstanding is and will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completion may be necessary to give WVEDA true and accurate knowledge with respect thereto.

           8. At the time. the proceeds of the WVEDA Loan are disbursed, as provided herein, the Company shall be in material compliance with and shall thereafter remain in material compliance with all Federal and State of West Virginia laws, including regulations applicable to its business for so long as any part of the WVEDA Loan referred to in this Loan Agreement is outstanding;
subject, however, to the Company's right to contest the same in good faith.

           9. Neither the execution and delivery by the Company of this Loan Agreement, the Promissory Note, the Security Agreement or other documents referred to herein nor consummation of the transactions contemplated thereby, nor compliance with the terms, conditions and provisions thereof will (i) conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party, or constitute a default thereunder, or (ii) violate any law or any rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or agency.

           10. So long as any part of the WVEDA Loan being made hereunder by WVEDA to the Company is outstanding:

               a. The Company shall promptly give WVEDA notice of any unusual problems or developments affecting its business operations which may adversely affect: (i) its ability to repay such WVEDA Loan; and (ii) the collateral securing such WVEDA Loan.

           b. The Company shall pay and discharge or cause to be paid or discharged all tax claims relating to the collateral securing the WVEDA Loan being made hereunder, when due, except such as to which a bona fide dispute exists, and which are being contested in good faith.


           c. The Company shall maintain proper books of records and accounts in accordance with generally accepted accounting principles consistently applied, in which full, true and correct entries shall be made of all of its dealings and business affairs, and the Company shall permit WVEDA or its authorized representatives, to inspect and audit its books of record and account at any reasonable time or times upon receiving a request with respect thereto. WVEDA personnel and all agents of WVEDA shall be authorized to enter upon the premises of the Company and into any building thereon, whether permanent or temporary, jointly or separately, to carry out inspections. These inspections may be scheduled or unscheduled.

           d.       The Company shall:

               (i)  Promptly furnish WVEDA annual financial
               statements within 90 days of the end of the Company's fiscal year, all in reasonable detail and prepared by an independent certified public accountant of recognized standing acceptable to WVEDA and whose certificate or opinion accompanying such financial statements is in form and substance acceptable to WVEDA;

               (ii) Not declare, or make, or incur any liability to make, any payment in cash or other assets either as dividends or other distributions upon any shares of any class of capital stock of the Company, or purchase, retire, redeem or otherwise acquire for value any shares of any class of capital stock of the Company, if any of the following circumstances are in existence at that time: (a) the Company is in default of any financial covenant relating to the WVEDA Loan; (b) the Company is in default or is unable to pay its current financial obligations under any financing documents with any of its lenders; or (c) the Company has failed to pay when due any governmental tax, charge, fee or assessment (subject to the absolute right of the Company to in good faith challenge such tax, charge, fee or assessment). Any change in this requirement for dividends must be approved by WVEDA.

                    (iii)  Not increase salaries or compensations
               of officers or owners unless all of the Company's debts are paid to a current status;

                     (iv)  Not make any loans or advances to  any
               officer, shareholder, director or employee, except for temporary advances in the ordinary course of business; and

                      (v)    Cause  loans  to  the  Company  from
               shareholders, directors or officers to be subordinated, both for collateral and repayment, to the WVEDA Loan, and payments thereon shall be deferred until the WVEDA Loan is paid in full.

          11. So long as the WVEDA Loan described hereunder from WVEDA to the Company or any renewal or extension thereof, remains unpaid in whole or in part, or so long as any other liability or indebtedness of the Company to WVEDA shall exist:

               a. The Company shall conduct its business in a normal manner in the ordinary course of business and remain in business and employ persons from the general vicinity of Hardy County, West Virginia to the extent possible. The WVEDA Loan shall be callable at the option of WVEDA should the Company cease operations of the Moorefield Facility or if there is a Significant Curtailment of Operations at the Moorefield Facility. "Significant Curtailment of Operations" shall mean a condition at the Moorefield Facility where employment (as measured in terms of man hours) for any calendar quarter is less than 50% of the average quarterly employment for the previous four quarters, unless such reduction is the result of strikes or other labor unrest, casualty or causes beyond the reasonable control of the Company.

               b. At all times during the term of this Loan Agreement, the Company shall, at its own expense, maintain adequate liability insurance and keep or cause to be kept the property described in Exhibit A, fully insured (subject to a deductible not to exceed $25,000) against fire with extended coverage in an amount and with an insurance company or companies satisfactory to WVEDA and against other hazards, casualties and contingencies in such amounts and for such periods as may be required by WVEDA. All casualty insurance relating to the collateral for the WVEDA Loan shall name WVEDA as an additional insured and as loss payee, as its interest may appear, and providing for not less than thirty (30) days written notice to WVEDA of the cancellation of such policy or policies. The proceeds of any such loss may be applied to repair or replacement of the damaged equipment, or shall be paid to the Company to reimburse it for any such costs incurred by the Company prior to receipt of the insurance proceeds. In the event of a failure or refusal of the Company to agree with the insurance companies issuing such policies as to the amount and terms of any loss within sixty (60) days from such loss, WVEDA may negotiate with and settle said loss with such insurance company or companies, and neither WVEDA nor the insurance companies so involved shall, upon such settlement being made, be liable in any manner to the Company. The Company shall carry Workers' Compensation insurance and other insurance against other risks as are commonly insured against by companies in similar types of business, all in a manner satisfactory to WVEDA. The Company shall purchase Federal Flood Insurance in amounts and coverage satisfactory to WVEDA if the Company's county is designated as a flood prone area and the FIA map shows that the Moorefield Facility's property is located within a special flood hazard area, which Federal Flood Insurance, if so required, shall name WVEDA as an additional insured and as loss payee, as its interest may appear.

          12. The Company covenants and warrants that the real estate on which the equipment, machinery and fixtures used as collateral for the WVEDA Loan is to be installed or located is not contaminated by the disposal of hazardous substances and the Company hereby agrees to indemnify and hold WVEDA and its assigns harmless from any loss or damage to the Equipment Project, including costs or expenses connected therewith, resulting from hazardous substances and waste being located on said real estate by reason of the "Comprehensive Environmental Response Compensation and Liability Act of 1980" or other similar acts under the laws of the United States or of any state.

          13. The Company shall perform and observe all covenants, agreements, terms and conditions contained in this Loan Agreement, the Promissory Note, the Security Agreement and other documents required to be executed and delivered hereunder.

          14. Except as provided herein or with the prior consent in writing of WVEDA, the Company shall not participate in any merger, consolidation or other reorganization, or sell or otherwise transfer all or any part of its business or assets which are encumbered to secure the WVEDA Loan described herein.

The WVEDA Loan shall, at the option of WVEDA, be due upon the sale or other transfer of the Equipment Project, or any portion thereof, in any manner whatsoever by the Company to any person, firm or corporation without the consent in writing of WVEDA except for sale or transfer of damaged, worn or obsolete equipment replaced by the Company.

          15. The Company shall from time to time execute such further writings, instruments and documents and do such further acts as WVEDA may reasonably require to effect the purposes of this Loan Agreement.

          16. All of the Company's representations, covenants and warranties contained in this Loan Agreement shall survive the execution and delivery of this Loan Agreement, as well as the Promissory Note, Security Agreement and other documents described above, and the disbursement of the WVEDA Loan proceeds hereunder and any breach thereof by the Company shall be considered an event of default under the Promissory Note, Security Agreement and other documents.

          17. Whenever any approvals may be required hereby by the parties or their respective counsel with respect to the form and sufficiency of any documents or writings, the condition of the title to any collateral securing the loans being made hereunder, or on any other matter, such approval shall not be unreasonably withheld.

          18.  The Company shall be responsible for all WVEDA
Loan closing costs and expenses, including, but not limited to, reasonable attorney's fees, incurred by WVEDA in connection with this WVEDA Loan.

          19. The Equipment Project shall be completed for a cost approximating $1,050,000, as set forth above. Should at any time said costs exceed $ 1,000,000, then WVEDA shall not be obligated to close and disburse the WVEDA Loan, until the Company shall have certified to WVEDA the amount expended for the Equipment Project and the amount of equity paid in by the Company for the same. If the overall cost of the completed Equipment Project is less than $ 1,000,000, WVEDA participation shall be in the same proportion to $1,000,000, as the original commitment.

          20. The Company shall provide WVEDA annually, by November 1, of each year, during the term of the WVEDA Loan, a report showing the total number of permanent and part-time employees of the Company working at the facility of the Company financed in part with the proceeds of the WVEDA Loan as of September 30 of that year and the aggregate total of gross wages paid to these employees during the twelve (12) month period ending September 30 of that same year.

           D.  Events of Default and.Remedies.-

               1. The occurrence of any one of the following shall constitute an Event of Default:

           (a) Failure by the Company to pay any amounts required to be paid under the Promissory Note or under this Loan Agreement at the times specified therein and herein and such failure shall continue for a period of thirty (30) days after the same has become due;

          (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Loan Agreement, other than as referred to in (a) above and (c) below, for a period of 30 days after written notice, specifying such failure, requesting that it be remedied and stating that it is a notice of default, has been given to the Company by WVEDA, unless WVEDA shall agree in writing to an extension of such time prior to its expiration;

          (c) The dissolution or liquidation of the Company or the commencement by the Company or by any guarantor of the WVEDA Loan of a voluntary case under the United States Credit Bankruptcy Code, as amended, or its failure promptly to lift or suspend any execution, garnishment or attachment of such consequence as will impair its ability to perform its obligations under this Loan Agreement, or the entry of an order for relief in respect of the Company of the WVEDA Loan under the United States Bankruptcy Code, as amended, or the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or of any substantial part of its property of the WVEDA Loan, or an assignment by it or by any such guarantor for the benefit of creditors, or the entry by it into an agreement of composition with its creditors, or the filing of a petition applicable to the Company of the WVEDA Loan in any proceeding seeking its reorganization, liquidation, adjustment, composition or other arrangement instituted pursuant to any federal or state law; provided, however, that any such petition filed against the Company or not filed by the Company that is dismissed or stayed within thirty (30) days of such filing shall not constitute an Event of Default so long as the Company gives written notice of such filing to WVEDA; or

          (d) Any warranty, representation or other statement by or on behalf of the Company contained in this Loan Agreement or in any instrument or certificate furnished in compliance with or in reference to this Loan Agreement is false or misleading in any material respect, or failure by the Company to perform or observe any condition or covenant contained in any such document for a period of 30 days after compliance with the notice and request provisions of paragraph D.1.(b) above.

               2. Whenever any Event of Default shall have happened and is continuing, WVEDA may, to the extent permitted by applicable law, take any one or more of the following remedial steps:

          (a) (i) WVEDA may exercise any right, power or remedy permitted to it by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire amount of the WVEDA Loan (if not then due and payable) to be due and payable immediately, and upon any such declaration the entire amount of the WVEDA Loan shall become and be immediately due and payable, anything in this Loan Agreement contained to the contrary notwithstanding. The Company shall forthwith pay to WVEDA such amounts.

               (ii) WVEDA may waive, rescind and annul such declaration and the consequences thereof.

           (b) WVEDA may take any action or remedy specified in the Security Agreement dated as of the date hereof between the Company and WVEDA.

           (c) WVEDA may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement.


           In case WVEDA shall have proceeded to enforce its rights under this Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to WVEDA, then and in every such case the Company and WVEDA shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and WVEDA shall continue as though no such proceeding had been taken.

           The Company covenants that, without limiting any remedies of WVEDA hereunder, in case an Event of Default shall occur with respect to the payment of any installment payable under WVEDA Loan then, upon demand of WVEDA, the Company will pay to WVEDA the whole amount that then shall have become due and payable under the WVEDA Loan, with interest on overdue principal (and interest to the extent permitted by law) at the rate payable on the WVEDA Loan.

           In case the Company shall fail to pay such amounts within the time provided in Section D. 1.(a), WVEDA shall be entitled and empowered to institute any action or proceeding at law or in equity without demand for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law, out of the property of the Company, the moneys adjudged or decreed to be payable.

           3. In the event the Company should default under any of the provisions of this Loan Agreement and WVEDA should employ attorneys or incur other expenses for the collection of the payments due under this Loan Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to WVEDA, the reasonable fees of such attorneys and such other reasonable expenses so incurred by WVEDA.

           4. To the extent permitted by law, the Company will not during the continuance of any Event of Default hereunder insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Loan Agreement. The Company hereby expressly waives all benefits or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to WVEDA, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

           5. No remedy herein conferred upon or reserved to WVEDA is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle WVEDA to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

          6. In the event any agreement contained in this Loan Agreement should be breached by the Company and thereafter waived by WVEDA, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

          7. The Events of Default and remedies set forth in this Section D shall be in addition to all other defaults and remedies set forth in this Loan Agreement.

          E.   General Provisions:

          1. This Loan Agreement shall be binding upon and inure to the benefit of all of the parties hereto, and their respective successors and assigns. This Loan Agreement and the agreements and documents relating thereto may be assigned by WVEDA without the consent of the Company. The Company may not assign this Loan Agreement or any of its rights and obligations hereunder or under the other documents and agreements relating thereto without the written consent of WVEDA, and any attempted assignment without such consent shall be null and void.

          2. The parties hereto shall not be deemed to have waived or agreed to the modification of any of the provisions hereof, except by instrument in writing duly signed by them.

          3. If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

          4. This Loan Agreement and all other agreements related hereto shall be governed and construed in accordance with the laws of the State of West Virginia. Headings and titles herein and therein are for convenience only and shall not influence such construction or interpretation.

          5. All notices required or desired to be given hereunder shall be served by certified mail on the party intended at its address shown below, which notice shall be deemed given at the time deposited in the U.S. Mail, postage prepaid:

               West Virginia Economic Development Authority
               1018 Kanawha Boulevard, East
               Suite 501
               Charleston, West Virginia 25301



               American Woodmark Corporation
               P. 0. Box 1980
               Winchester, Virginia 22604

          IN WITNESS WHEREOF, WVEDA and the Company have caused

their corporate names to be signed hereto by their respective officers duly authorized, all as of the day and year first above written.

                         WEST VIRGINIA ECONOMIC DEVELOPMENT
                         AUTHORITY

                         By:  DAVID G. WARNER
                         Its:  Executive Director


                         AMERICAN WOODMARK CORPORATION

                         By:  GLENN EANES
                         Its:  Treasurer
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                                EXIIIBIT A

                             List of Equipment

                                                                 Useful
         Description          Vendor                 Cost         Life
                              ------                 ----         -----

     Misc. Parts Wrapper      Resourcement           $43,103         10

     Printer for Wrapper      Boehm Inc.              23,270         10


     Boiler                   Hurst Boiler           273,000
                              Dillon Supply            1,939
                              Grainger                 1,815
                                                     -------
          Total Cost                                 276,754         15

     Colashi DET              Danchaert Woodworking  122,822         10

     Moulder                  Mineral Fab.            23,541         10
                              Michael Weinig Inc.     82,135
                                                     -------
          Total Cost                                 105,676         10

     Spindle Shaper           Mineral Fab.             4,050
                              3K Machinery             7,900
                                                     -------
          Total Cost                                  11,950         10

     Bumper Machine           Mineral Fab.            35,000         10

     Dust Collection System   Flemex Inc.             10,355
                              HC Wade Sheet Metal    168,812
                                                     -------
          Total Cost                                 179,167         15

     Automatic Door Clamp     Giben America Inc.     216,000         10

     Rye Shaper               Fab-Tex Fixtures         2,510
                         3K Machinery                 18,500
                                                     -------
          Total Cost                                  21,010         10


     Grand Total                                   $1,034,753        12
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                            EXHIBIT B

                         Promissory Note
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